Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-84496) of Tuesday Morning Corporation,
(2)	Registration Statement (Form S-3 No. 333-108275) of Tuesday Morning Corporation,
(3)	Registration Statement (Form S-3 No. 333-147103) of Tuesday Morning Corporation,
(4)	Registration Statement (Form S-8 No. 333-214880) pertaining to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-200779) pertaining to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-185314) pertaining to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan,
(7)	Registration Statement (Form S-8 No. 333-159035) pertaining to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan,
(8)	Registration Statement (Form S-8 No. 333-79441) pertaining to the Tuesday Morning Corporation Employee Stock Purchase Plan,
(9)	Registration Statement (Form S-8 No. 333-90315) pertaining to the Tuesday Morning Corporation 1997 Long-Term Equity Incentive Plan,
(10)	Registration Statement (Form S-8 No. 333-117880) pertaining to the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan,
(11)	Registration Statement (Form S-8 No. 333-145811) pertaining to the Tuesday Morning Corporation 1997 Long-Term Equity Incentive Plan,
(12)

Registration Statement (Form S-8 No. 333-256303) pertaining to the Restricted Stock Unit Award Agreement (Time Based) and Restricted Stock Unit Award Agreement (Performance Based) of Tuesday Morning Corporation,

(13)	Registration Statement (Form S-8 No. 333-256305) pertaining to the Tuesday Morning Corporation 2014 Long-Term Equity Incentive Plan, and
(14)	Registration Statement (Form S-1 No. 333-256315) of Tuesday Morning Corporation;

of our reports dated September 13, 2021, with respect to the consolidated financial statements of Tuesday Morning Corporation and the effectiveness of internal control over financial reporting of Tuesday Morning Corporation included in this Annual Report (Form 10-K) of Tuesday Morning Corporation for the year ended June 30, 2021.

/s/ Ernst & Young LLP

Dallas, Texas
September 13, 2021